ITEM 77B

                        INDEPENDENT ACCOUNTANTS' REPORT


The Board of Trustees and Shareholders
Freedom Funds Management Company, Inc.

           We have examined management's assertion, include in its representation letter dated November 3, 2000, that Freedom Funds Management Company, Inc. (the Company) "maintained effective internal controls, including the appropriate segregation of responsibilities and duties, over the transfer agent and registrar functions, as of September 30, 2000 and that no material inadequacies as defined by Rule 17Ad-13(a)(3) of the Securities Exchange Act of 1934 existed at such date." The following management investment company registered under the Investment Company Act of 1940 is served by the transfer agent operations covered by our review: Colorado BondShares - A Tax-Exempt Fund.

           Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included a study and evaluation of internal controls over the transfer agent and registrar functions, using the objectives set forth in Rule 17Ad-13(a)(3) of the Securities Exchange Act of 1934. Those objectives are to provide reasonable, but not absolute, assurance that securities and funds are safeguarded against loss from unauthorized use or disposition and that transfer agent activities are performed promptly and accurately. We believe that our examination provides a reasonable basis for our opinion.

           Because of inherent limitations in internal controls, errors may occur and may not be detected. Also, projection of any evaluation of internal controls to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

           In our opinion, management's assertion that, as of September 30, 2000, the Company maintained effective internal controls, including the appropriate segregation of responsibilities and duties over the transfer agent and registrar functions, and that no material inadequacies existed as defined by Rule 17Ad-13(a)(3) of the Securities Act of 1934, is fairly stated, in all material respects, based on the criteria established by Rule 17Ad-13(a)(3) of the Securities Exchange Act of 1934.

           This report is intended solely for the information and use of the Board of Trustees and management of the Company and the Securities and Exchange Commission and should not be used for any other purpose.


                                   /s/ Fortner, Bayens, Levkulich and Co., P.C.


Denver, Colorado
November 3, 2000

ITEM 77B
                          INDEPENDENT AUDITORS' REPORT


The Board of Trustees and Shareholders
Colorado BondShares - A Tax-Exempt Fund

         In planning and performing our audit of the financial statements of Colorado BondShares - A Tax-Exempt Fund for the year ended September 30, 2000, we considered its internal controls, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal controls.

         The management of Colorado BondShares - A Tax-Exempt Fund is responsible for establishing and maintaining internal controls. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of internal control policies and procedures. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

         Because of inherent limitations in internal controls, errors may occur and may not be detected. Also, projection of any evaluation of internal controls to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

         Our consideration of internal controls would not necessarily disclose all matters in internal controls that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control elements does not reduce to a relatively low level the risk that errors in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal controls, including procedures for safeguarding securities that we considered to be material weaknesses as defined above as of September 30, 2000.

         This report is intended solely for the information and use of management and the Securities and Exchange Commission and should not be used for any other purpose.


                                   /S/  FORTNER, BAYENS, LEVKULICH & CO., P.C.

Denver, Colorado
November 3, 2000